Exhibit 99



 CNF
 3240 HILLVIEW AVENUE
 PALO ALTO, CA 94304-1297
 (650) 494-2900                                                  NEWS RELEASE


                                                     Contact:  Jamie Fenimore
                                                               (650) 813-5358
                                                       fenimore.jamie@cnf.com


                    CNF BOARD ELECTS THREE NEW DIRECTORS

     PALO ALTO, Calif., - March 7, 2005 - The Board of Directors of CNF Inc.

(NYSE: CNF) announced today that it has elected three new members to its board, John J. (Jack) Anton, William R. Corbin and retired U.S. Navy Admiral

Henry H. Mauz, Jr. The appointments are effective immediately.

     Anton, 62, is a private investor in food, consumer products, and specialty ingredient companies.

     Corbin, 64, is executive vice president of Weyerhaeuser Company and oversees the company's industrial wood products and international business groups including Weyerhaeuser Forest Products International, Weyerhaeuser

Asia and Europe and the Appearance Wood, Composites and BC Coastal business groups.

     Mauz, 68, retired from active duty in 1994 after 35 years of service,

the last two-and-a-half of which were spent as Commander-in-Chief of the U.S.

Atlantic Fleet, Norfolk, Virginia.

     "We are very pleased to have Jack, Bill and Hank join our board," said

W. Keith Kennedy, chairman and interim chief executive officer of CNF Inc.

"These three outstanding individuals bring to CNF a diverse set of experiences, industry knowledge and perspective that will further enable us to expand our position as a global leader in supply chain management."

     From 2001 through 2004, Anton served as a senior advisory director with

Fremont Partners, a private equity management firm. From 1992 to 2000, he was chairman, CEO and co-owner of Ghirardelli Chocolate Company. From 1983 to

1990, Anton served as chairman and co-owner of Carlin Foods Corporation, a food ingredient company serving the dairy, baking and food service industries; and from 1990 to 1992, he served as chairman of Carlin Investment

Corporation, which was created to invest in food and specialty chemical firms.

     Prior to forming Carlin Foods, Anton spent nearly 20 years in management and executive roles at Ralston Purina and Nabisco Brands Corporations.

     Anton is a decorated U.S. veteran of the Vietnam War. He holds a bachelor's degree in chemistry from the University of Notre Dame and he serves on the advisory boards of Notre Dame's College of Science and the

University of San Francisco's Business School. He also serves as a trustee to the Schools of the Sacred Heart, San Francisco; and as a past Trustee to the

Allendale Association, a Chicago-based school for abused children. He is also a member of the World Presidents Organization.

     Corbin joined Weyerhaeuser in 1992. Before being named to his current position, he served from 1995 to 1999 as executive vice president,

Timberlands and Distribution, and from 1999 to 2004 as executive vice president, Wood Products.

     Prior to joining Weyerhaeuser, Corbin held senior positions at Crown

Zellerbach Corporation, International Paper Company, and other firms during a

35-year career in wood products manufacturing and timberlands management. He holds a bachelors degree in forest products from the University of Washington and a master of forestry degree from Yale. He serves on various boards including the World Timber Fund; New Home Technologies, LLC; the Harvard

Joint Center for Housing Studies policy advisory board; the University of

Washington's College of Fisheries and Oceanography; and the University of

Washington Foundation.

     From 1990 to 1992, Mauz served as deputy chief of naval operations for program planning. He is a graduate of the U.S. Naval Academy, Annapolis and holds a postgraduate degree in electrical engineering from the Naval

Postgraduate School and a master's degree in business administration from

Auburn University. Mauz also attended the Naval War College and the Air Force

Command and Staff College. He serves on the board of directors of Texas

Industries, Inc.; on the board of advisors of Genex Technologies, Inc.; and

on the Northrop Grumman Ship Systems Advisory Council. He is president of the

Naval Postgraduate School Foundation.

     CNF is a $3.7 billion management company of supply chain service providers. It has businesses in less-than-truckload motor carriage, truckload carriage, air freight, logistics and supply chain management, and trailer manufacturing.



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